SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                 RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)


       Delaware                               43-030308*
(State of Incorporation                     (IRS Employer
    or Organization)                      Identification No.)


  1831 Chestnut Street, St. Louis, MO           63103
(Address of Principal Executive Offices)      (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

      If this form relates to the registration of a class of securities and pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to
     which this form relates:     333-34750


     Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class         Name Of Each Exchange On
       To Be So Registered                  Which
                                      Each Class Is To Be
                                          Registered

        Common Stock, par          New York Stock Exchange
      value $0.01 per share


     Securities to be registered pursuant to Section 12(g) of the Act:

          None.

Item 1.   Description of Registrant's Securities to be Registered

     The description of the Common Stock, par value $0.01 per share, of RightCHOICE Managed Care, Inc., a Delaware corporation (the "Company"), is set forth under various captions in the Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 (Registration No. 333-34750) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on April 14, 2000. The information set forth under the following captions of the Proxy Statement/Prospectus is hereby incorporated by reference in answer to this item:

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Authorized Stock -- Common Stock,"

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Classified Board,"

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Limitations on Ownership,"

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Cumulative Voting,"

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Preemptive Rights,"

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Amendments to Certificate of Incorporation,"

  --    "NEW RIGHTCHOICE CERTIFICATE OF INCORPORATION AND BYLAWS --
     Amendments to Bylaws,"

  --    "COMPARISON OF RIGHTS OF SHAREHOLDERS OF RIGHTCHOICE AND NEW
     RIGHTCHOICE -- Rights Upon Liquidation,"

  --    "COMPARISON OF RIGHTS OF SHAREHOLDERS OF RIGHTCHOICE AND NEW
     RIGHTCHOICE -- Preemptive Rights," and

  --    "COMPARISON OF RIGHTS OF SHAREHOLDERS OF RIGHTCHOICE AND NEW
     RIGHTCHOICE -- Shareholder Voting on Mergers or Consolidations -- New RightCHOICE"

Definitive copies of the Proxy Statement/Prospectus describing the Common Stock will be filed pursuant to an amendment to the Registration Statement under the Securities Act and shall be deemed incorporated by reference into this registration statement on Form 8-A. The Company's Common Stock does not have any conversion rights, sinking fund provisions or redemption provisions or any liability to further calls or assessments by the Company.

Item 2.   Exhibits

     The following exhibits were filed as part of the Registration Statement:

2.1  Certificate of Incorporation of RightCHOICE Managed Care,
Inc., a Delaware corporation, incorporated by reference to
Exhibit 3(a) to the Registration Statement;

2.2 Bylaws of RightCHOICE Managed Care, Inc., a Delaware corporation, incorporated by reference to Exhibit 3(b) to the Registration Statement;

2.3 Form of Voting Trust and Divestiture Agreement, to be entered into by and among RightCHOICE Managed Care, Inc., a Delaware corporation, The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, and the trustee to be named therein, incorporated by reference to Exhibit 9 to the Registration Statement;

2.4 Form of Registration Rights Agreement, to be entered into by and between RightCHOICE Managed Care, Inc., a Delaware corporation, and The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, incorporated by reference to Exhibit 10(b) to the Registration Statement.




                           SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                RIGHTCHOICE MANAGED CARE, INC.,
                                a Delaware corporation


Date  May 22, 2000                 By   /s/ Sandra Van Trease
                                   Sandra A. Van Trease
                                   Vice Chairman of the Board
                                   Executive Vice President and Treasurer

_______________________________
    *This is the current Internal Revenue Service Employer
     Identification Number for Blue Cross and Blue Shield of Missouri and will be the Internal Revenue Service Employer Identification Number of the Registrant upon consummation of the reorganization described in the Registration Statement referred to in Item 1 hereto.